================================================================================






                             EURONET SERVICES INC.

                            (a Delaware corporation)



                         Senior Discount Notes due 2006



                               PURCHASE AGREEMENT






Dated:  ., 1998



================================================================================

                                                         Draft of April 23, 1998


                             EURONET SERVICES INC.
                            (a Delaware corporation)

                                      DM .
                         Senior Discount Notes due 2006

                               PURCHASE AGREEMENT
                              -------------------

                                                                         ., 1998

MERRILL LYNCH CAPITAL MARKETS BANK LIMITED
        FRANKFURT/MAIN BRANCH
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281

Ladies and Gentlemen:

     Euronet Services Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch Capital Markets Bank Limited Frankfurt/Main Branch, [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] ("Merrill Lynch" or the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of DM . aggregate principal amount at maturity of the Company's Senior Discount Notes due 2006 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of ., 1998 (the "Indenture") between the Company and ., as trustee (the "Trustee").

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-.) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the

"1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ., 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      SECTION 1.    Representations and Warranties.
                    ------------------------------

      (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

           (i)  Compliance with Registration Requirements.  Each of the
                -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii)  Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iii) Financial Statements.  The financial statements included in the
                 --------------------
     Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

           (iv)  No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (v)   Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

           (vi)  Good Standing of Subsidiaries.  Each "significant subsidiary"
                 -----------------------------
     of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

           (vii) Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this

     Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

           (viii)  Authorization of Agreement.  This Agreement has been duly
                   --------------------------
     authorized, executed and delivered by the Company.

           (ix)    Authorization of the Indenture.  The Indenture has been duly
                   ------------------------------
     authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (x)     Authorization of the Securities.  The Securities have been
                   -------------------------------
     duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

           (xi)    Description of the Securities and the Indenture.  The
                   -----------------------------------------------
     Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

           (xi)    Absence of Defaults and Conflicts.  Neither the Company nor
                   ---------------------------------
     any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the

     Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

           (xiii)  Absence of Labor Dispute.  No labor dispute with the
                   ------------------------
     employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

           (xiv)  Absence of Proceedings.  There is no action, suit, proceeding,
                  ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

           (xv)    Accuracy of Exhibits.  There are no contracts or documents
                   --------------------
     which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

           (xvi)   Possession of Intellectual Property.  The Company and its
                   -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

           (xvii)  Absence of Further Requirements.  No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

           (xviii) Possession of Licenses and Permits.  The Company and its
                   ----------------------------------
     subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

           (xix)   Title to Property.  The Company and its subsidiaries have
                   -----------------
     good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

           (xx)    Investment Company Act.  The Company is not, and upon the
                   ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

           (xxi)   Environmental Laws.  Except as described in the Registration
                   ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

           (xxii)  Registration Rights.  Except as described in the Registration
                   -------------------
     Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

           (xxiii) Filing of Income Tax Returns.  All United States federal
                   ----------------------------
     income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 1997 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

           (xxiv)  System of Internal Accounting Controls.  The Company and its
                   --------------------------------------
     subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and
     (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (xxv)   Insurance.  The Company and its subsidiaries carry or are
                   ---------
     entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

           (xxvi)  Solvency of the Company.  The Company is, and immediately
                   -----------------------
     after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

           (xxvii)  No Stabilization or Manipulation.  Neither the Company nor
                    --------------------------------
     any of its officers, directors or controlling persons has taken, and none of them will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or to result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (xxviii) Absence of Relationships.  No relationship, direct or
                    ------------------------
     indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

           (xxix)   No Distribution of Materials.  The Company has not
                    ----------------------------
     distributed and, prior to the later to occur of (i) the Closing Time and
     (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Underwriter.

           (xxx)    Supplies of Merchandise.  No supplier of merchandise to the
                    -----------------------
     Company or any of its subsidiaries has ceased shipments of merchandise to the Company, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to the Underwriter; Closing.
                ---------------------------------------------

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price set forth in Schedule A, DM . aggregate principal amount at maturity of the Securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling, 199 Bishopsgate, London EC2M 3TY, United Kingdom, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by it.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations (DM 1,000 or integral multiples thereof) and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with the
                ------------------------
Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

          (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

          (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all
                -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the fees and disbursements of the Company's U.S. and local counsel, accountants and other advisors, (v) the reasonable fees and disbursements of counsel for the Underwriter in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and
expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5. Conditions of the Underwriter's Obligations. The obligations of
                -------------------------------------------
the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of U.S. Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Arent Fox Kintner Plotkin & Kahn, PLLC, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (c) Opinion of Polish Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Bak Marselek Szczepanowski, Polish counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (d) Opinion of Hungarian Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Attila

     Beczner, Hungarian counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (e) Opinion of Czech Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of ., Czech counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (f) Opinion of German Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of ., German counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (g) Opinion of Croatian Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of ., Croatian counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriter may reasonably request.

          (h) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriter, with respect to the matters set forth in clauses (i), (ii), (v) through (xi), inclusive, and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (i) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (j) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from KPMG Polska Sp. z o.o a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from KPMG Polska Sp. z o.o a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (l) Maintenance of Rating. At Closing Time, the Securities shall be rated at least . by Moody's Investors Service Inc. and . by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriter a letter dated as of Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriter, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

          (m) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (n) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

           (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
                ---------------

     (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                  --------
however, that counsel to the indemnifying party shall not (except with the
-------
consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

      SECTION 9. Termination of Agreement.
                 ------------------------

      (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq

National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by U.S. Federal, New York State, Hungarian, Polish, Czech, German or Croatian authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at North Tower, World Financial Center, New York, New York 10281, attention of Marisa Drew; and notices to the Company shall be directed to it at Euronet Services Inc., Zsigmond Ter 10, H-1023, Budapest, Hungary, attention of Daniel Henry.

      SECTION 11. Parties. This Agreement shall each inure to the benefit of and
                  -------
be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 12. Consent to Jurisdiction. Each of the parties hereto
                  -----------------------
irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby by the Underwriter, the directors, officers, employees or agents of the Underwriter or by each person, if any, who controls the Underwriter, may be instituted in any New York State or U.S. Federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A., irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, 1633 Broadway, New York, NY 10019, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by the Underwriter or by any person who controls the Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from Closing Time. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid for a period of three years from Closing Time. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

      SECTION 13. Currency Indemnity. The obligation of the Company in respect
                  ------------------
of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars promptly with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

      SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Effect of Headings. The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                        Very truly yours,

                                        EURONET SERVICES INC.


                                        By:
                                           ------------------------------------
                                           Name: Michael J. Brown
                                           Title: President and Chief Executive
                                           Officer


CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH CAPITAL MARKETS BANK LIMITED
     FRANKFURT/MAIN BRANCH
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By
  --------------------------------------
           Authorized Signatory

                                   SCHEDULE A

                             EURONET SERVICES INC.

                           DM . Senior Notes due 2006



     1. The initial public offering price of the Securities shall be __% of the principal amount thereof, plus accreted amortization of original issue discount on the Notes, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriter for the Securities shall be __% of the principal amount thereof, plus accreted amortization of original issue discount on the Notes, if any, from the date of issuance.

     3.   The interest rate on the Securities shall be __% per annum.

     4. The redemption price supplied on page . of the Prospectus (and correspondingly in the Indenture) with respect to redemptions of Notes from the proceeds of the Equity Offerings shall be .% of the principal amount thereof.

     5. The redemption price supplied on page . of the Prospectus (and correspondingly in the Indenture) relating to the Notes shall be:

                                      Redemption
                    Year                 Price

                    2002                  .%
                    2003                  .%
                    2004 and thereafter   .%

                                    Sch A-1

                                                                       Exhibit A



                   FORM OF OPINION OF COMPANY'S U.S. COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (vii) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Securities), the Securities have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

     (viii)   The Indenture has been duly qualified under the 1939 Act.

     (ix) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (xii) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

     (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

     (xiv) The information in the Prospectus under "Business--Property", "Business--Regulatory Matters", "Management", "Description of the Notes", "Certain United States Federal Income Tax Considerations" and "Description of Capital Stock" and in the Registration Statement under Items 14 and 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xvii) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the 1939 Act, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities.

     (xix) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

     (xx) To the best of our knowledge, except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xxi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of: (i) Poland, upon the opinion of Bak Marselek Szczepanowski, Polish counsel to the Company; (ii) Hungary, upon the opinion of Attila Beczner, Hungarian counsel to the Company; (iii) the Czech Republic, upon the opinion of ., Czech counsel to the Company; (iv) Germany, upon the opinion of ., German counsel to the Company; and (v) Croatia, upon the opinion of ., Croatian counsel to the Company (which opinions shall be dated and furnished to the Underwriter at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriter and shall expressly state that the Underwriter may rely on such opinions as if they were addressed to them), provided that Arent Fox Kintner Plotkin & Kahn, PLLC shall state in their opinion that they believe that they and the Underwriter are justified in relying upon such opinions, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B



                  FORM OF OPINION OF COMPANY'S POLISH COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)


     (i) Bankomat 24 Sp. z o.o ("Bankomat") has been duly organized and is validly existing under the laws of Poland, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus, and its conduct of business as currently conducted or as proposed to be conducted in the Prospectus does not violate any statute, rule, regulation or order of any Polish governmental agency or body or any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject.

     (ii) Bankomat has good title to all properties (real and personal) described in the Prospectus as owned by it, free and clear of any encumbrances, equities or claims, except such encumbrances as are described in the Prospectus or which are not material in amount; any properties described in the Prospectus held under lease by Bankomat are held under valid and enforceable leases with such exceptions as are not material and do not interfere in any material respects with the use made or proposed to be made of such properties as contemplated in the Prospectus by Bankomat; and, to the best of our knowledge, after due inquiry, there is no material claim of any sort that has been asserted by anyone adverse to the rights of Bankomat under any of the leases mentioned above.

     (iii) Bankomat has all licenses, concessions, franchises, permits, authorizations, approvals and orders of and from all Polish governmental regulatory bodies that are necessary to own or lease, as the case may be, its properties and conduct its business as described in the Prospectus; all of such licenses, concessions, franchises, permits, authorizations, approvals and orders are in full force and effect under applicable law and is in compliance with all material terms and requirements applicable thereto to the best of our knowledge, after due inquiry, and no condition or event has occurred and is continuing that could reasonably be expected to cause the revocation, cancellation, lapsing, expiration or termination of such licenses, concessions, franchises, permits, authorizations, approvals or orders.

     (iv) All outstanding shares of capital stock of Bankomat have been validly authorized, are validly issued, fully paid and non-assessable and owned, directly or indirectly, by Bankomat and are free of any encumbrances, equities or claims and were not issued in violation of any preemptive or other rights.

     (v) The execution, delivery and performance of the Purchase Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any Polish governmental agency or body in any court having jurisdiction over it or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or its charter and by-laws (or other constitutive documents).

     (vi) Bankomat is not in violation of its charter or by-laws (or other constitutive documents) or, to the best of our knowledge, after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

     (vii) To ensure the legality, validity, enforceability or admissibility into evidence of the Purchase Agreement and the Indenture and any other documents to be furnished hereunder or thereunder, it is not necessary that the Purchase Agreement or the Indenture or any such other document be filed or recorded with any court or other authority in Poland, or that any stamp or similar tax be paid in Poland.

     (viii) The laws of Poland permit parties to a contract to agree to the laws under which the contracts will be interpreted; the choice of law provisions set forth in Section 14 of the Purchase Agreement and Section . of the Indenture will be recognized by Polish courts; Bankomat can sue and be sued in its own name; under the laws of Poland, the irrevocable submission of Bankomat to the jurisdiction of U.S. Federal and state courts in New York City and the agreement of Bankomat that the Purchase Agreement and the Indenture shall be governed by and construed in accordance with the laws of New York is legal, valid and binding; service of process effected in the manner set forth in Section 12 of the Purchase Agreement and Section . of the Indenture is legal, valid and binding.

     (ix) Any judgment given by a New York Court will be admissible in Polish courts and will be enforceable thereby without reexamination of the issues, except if according to New York law, judgments issued by Polish courts would be subject to reexamination of the issues dealt therein.

     Our opinion is limited to matters of Polish law and we have relied, without independent investigation, as to all matters governed by the Federal law of the United States and District of Columbia and New York State law, upon the opinion of Arent Fox Kintner Plotkin & Kahn, PLLC referred to below, in which case the opinion shall state that we believe you and we are entitled to so rely. Insofar as such opinion involves factual matters, we have relied, to the extent we deem proper, upon certificates of officers of Bankomat and certificates of public officials. In giving such opinion, we may also state that we have assumed that any documents referred to in our opinion and executed by Bankomat 24 have been duly executed and delivered pursuant to New York law.

[OPINIONS OF OTHER LOCAL COUNSEL TO CONFORM TO POLISH OPINION]

                                                                         Annex A


                      FORM OF ACCOUNTANTS' COMFORT LETTER

                                   Annex A-1

                               Table of Contents



PURCHASE AGREEMENT............................................................ 1
     SECTION 1.   Representations and Warranties.............................. 2
                  ------------------------------
          (a)     Representations and Warranties by the Company............... 2
                  (i)       Compliance with Registration Requirements......... 2
                            -----------------------------------------
                  (ii)      Independent Accountants........................... 3
                            -----------------------
                  (iii)     Financial Statements.............................. 3
                            --------------------
                  (iv)      No Material Adverse Change in Business............ 3
                            --------------------------------------
                  (v)       Good Standing of the Company...................... 4
                            ----------------------------
                  (vi)      Good Standing of Subsidiaries..................... 4
                            -----------------------------
                  (vii)     Capitalization.................................... 4
                            --------------
                  (viii)    Authorization of Agreement........................ 5
                            --------------------------
                  (ix)      Authorization of the Indenture.................... 5
                            ------------------------------
                  (x)       Authorization of the Securities................... 5
                            -------------------------------
                  (xi)      Description of the Securities and the Indenture... 5
                            -----------------------------------------------
                  (xii)     Absence of Defaults and Conflicts................. 5
                            ---------------------------------
                  (xiii)    Absence of Labor Dispute.......................... 6
                            ------------------------
                  (xiv)     Absence of Proceedings............................ 6
                            ----------------------
                  (xv)      Accuracy of Exhibits.............................. 7
                            --------------------
                  (xvi)     Possession of Intellectual Property............... 7
                            -----------------------------------
                  (xvii)    Absence of Further Requirements................... 7
                            -------------------------------
                  (xviii)   Possession of Licenses and Permits................ 7
                            ----------------------------------
                  (xix)     Title to Property................................. 8
                            -----------------
                  (xx)      Investment Company Act............................ 8
                            ----------------------
                  (xxi)     Environmental Laws................................ 8
                            ------------------
                  (xxii)    Registration Rights............................... 9
                            -------------------
                  (xxiii)   Filing of Income Tax Returns...................... 9
                            ----------------------------
                  (xxiv)    System of Internal Accounting Controls............ 9
                            --------------------------------------
                  (xxv)     Insurance......................................... 9
                            ---------
                  (xxvi)    Solvency of the Company........................... 9
                            -----------------------
                  (xxvii)   No Stabilization or Manipulation................. 10
                            --------------------------------
                  (xxviii)  Absence of Relationships......................... 10
                            ------------------------
                  (xxix)    No Distribution of Materials..................... 10
                            ----------------------------
                  (xxx)     Supplies of Merchandise.......................... 10
                            -----------------------
          (b)     Officer's Certificates..................................... 10

     SECTION 2.   Sale and Delivery to the Underwriter; Closing.............. 11
                  ---------------------------------------------
          (a)     Securities................................................. 11
          (b)     Payment.................................................... 11
          (c)     Denominations; Registration................................ 11

     SECTION 3.   Covenants of the Company................................... 11
                  ------------------------
          (a)     Compliance with Securities Regulations and Commission
                  Requests................................................... 11
          (b)     Filing of Amendments....................................... 12
          (c)     Delivery of Registration Statements........................ 12
          (d)     Delivery of Prospectuses................................... 12
          (e)     Continued Compliance with Securities Laws.................. 12
          (f)     Rule 158................................................... 13
          (g)     Use of Proceeds............................................ 13
          (h)     Restriction on Sale of Securities.......................... 13
          (i)     Reporting Requirements..................................... 13

     SECTION 4.   Payment of Expenses........................................ 13
                  -------------------
          (a)     Expenses................................................... 13
          (b)     Termination of Agreement................................... 14

     SECTION 5.   Conditions of the Underwriter's Obligations................ 14
                  -------------------------------------------
          (a)     Effectiveness of Registration Statement.................... 14
          (b)     Opinion of U.S. Counsel for Company........................ 14
          (c)     Opinion of Polish Counsel for Company...................... 14
          (d)     Opinion of Hungarian Counsel for Company................... 14
          (e)     Opinion of Czech Counsel for Company....................... 15
          (f)     Opinion of German Counsel for Company...................... 15
          (g)     Opinion of Croatian Counsel for Company.................... 15
          (h)     Opinion of Counsel for the Underwriter..................... 15
          (i)     Officers' Certificate...................................... 15
          (j)     Accountants' Comfort Letter................................ 16
          (k)     Bring-down Comfort Letter.................................. 16
          (l)     Maintenance of Rating...................................... 16
          (m)     No Objection............................................... 16
          (n)     Additional Documents....................................... 16
          (o)     Termination of Agreement................................... 17

     SECTION 6.   Indemnification............................................ 17
                  ---------------
          (a)     Indemnification of the Underwriter......................... 17
          (b)     Indemnification of Company, Directors and Officers......... 18
          (c)     Actions against Parties; Notification...................... 18
          (d)     Settlement without Consent if Failure to Reimburse......... 18

     SECTION 7.   Contribution............................................... 19
                  ------------
     SECTION 8.   Representations, Warranties and Agreements to Survive
                  -----------------------------------------------------
                  Delivery................................................... 20
                  --------
     SECTION 9.   Termination of Agreement................................... 20
                  ------------------------
          (a)     Termination; General....................................... 20
          (b)     Liabilities................................................ 21

     SECTION 10.  Notices.................................................... 21
                  -------
     SECTION 11.  Parties.................................................... 21
                  -------
     SECTION 12.  Consent to Jurisdiction.................................... 21
                  -----------------------
     SECTION 13.  Currency Indemnity......................................... 22
                  ------------------
     SECTION 14.  GOVERNING LAW AND TIME..................................... 22
                  ----------------------
     SECTION 15.  Effect of Headings......................................... 22
                  ------------------




SCHEDULES
     Schedule A - Pricing Information..............................     Sch A-1

EXHIBITS
     Exhibit A - Form of Opinion of Company's U.S. Counsel.........         A-1
     Exhibit B - Form of Opinion of Company's Polish Counsel.......         B-1
     Exhibit C - Form of Opinion of Company's Hungarian Counsel....         C-1
     Exhibit D - Form of Opinion of Company's Czech Counsel........         D-1
     Exhibit E - Form of Opinion of Company's German Counsel.......         E-1
     Exhibit F - Form of Opinion of Company's Croatian Counsel.....         F-1

ANNEXES
     Annex A - Form of Accountants' Comfort Letter.................   Annex A-1



                                      iii